Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES

SECOND QUARTER 2016 OPERATING RESULTS AND UPDATED 2016 GUIDANCE

BRENTWOOD, Tenn. (August 10, 2016) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2016.

On April 29, 2016, Community Health Systems, Inc. (“CHS”) completed the spin-off of the Company, comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC (“QHR”), a subsidiary providing management advisory and consulting services to non-affiliated hospitals (the “Spin-off Transaction”).  Following the Spin-off Transaction, the Company became an independent public company and its common stock began regular-way trading on the New York Stock Exchange (“NYSE”) on May 2, 2016.

Net operating revenues for the three months ended June 30, 2016 totaled $529.7 million compared to $538.4 million for the same period in 2015, a 1.6% decrease.  Loss from operations for the three months ended June 30, 2016 was $(259.3) million, compared with income from operations of $27.5 million in the same period in 2015.  The operating results for the three months ended June 30, 2016 include $250.4 million of impairment to long-lived assets and goodwill, as discussed below, $1.2 million of transaction costs related to the Spin-off Transaction, and $5.4 million of legal and settlement costs primarily related to a QHR matter.  Adjusted EBITDA for the three months ended June 30, 2016 was $29.2 million compared to $59.6 million for the same period in 2015.  The operating results for the three months ended June 30, 2016 reflect a 3.4% decrease in total admissions and a 2.5% decrease in total adjusted admissions compared with the same period in 2015.  Net loss attributable to Quorum Health Corporation for the three months ended June 30, 2016 was $(245.1) million, or $(8.63) per share, compared with net income attributable to Quorum Health Corporation of $1.4 million, or $0.05 per share, for the same period in 2015.  The net loss attributed to the impairment charge for the three months ended June 30, 2016 was $(216.1) million or $(7.61) per share.

Net operating revenues for the six months ended June 30, 2016 totaled $1,079.3 million compared to $1,086.0 million for the same period in 2015, a 0.6% decrease.  Loss from operations for the six months ended June 30, 2016 was $(238.2) million, compared with income from operations of $61.8 million for the same period in 2015. The results for the six months ended June 30, 2016 include $250.4 million of impairment to long-lived assets and goodwill, as discussed below, $4.9 million of transaction costs related to the Spin-off Transaction and $5.7 million of legal and settlement costs primarily related to a QHR matter.  Adjusted EBITDA for the six months ended June 30, 2016 was $85.5 million compared to $125.7 million for the same period in 2015.  The combined operating results for the six months ended June 30, 2016 reflect a 2.8% decrease in total admissions and a 0.8% decrease in total adjusted admissions compared with the same period in 2015.  Net loss attributable to Quorum Health Corporation for the six months ended June 30, 2016 was $(250.1) million, or $(8.80) per share, compared with net income attributable to Quorum Health Corporation of $7.6 million, or $0.27 per share, for the same period in 2015.   The net loss attributed to the impairment charge for the six months ended June 30, 2016 was $(216.1) million or $(7.61) per share.

The Company recorded non-cash impairment charges of $250.4 million during the three months ended June 30, 2016, which included $45.4 million to reduce certain long-lived asset values in property, equipment and software and $5.0 million in goodwill based on management’s decision to divest certain hospitals and evaluate other hospitals for divestiture. In addition, the Company recorded a goodwill impairment charge of $200 million relating to the carryover allocation of goodwill at the time of the Spin-off Transaction, which represents management’s best estimate of fair value and the resulting implied goodwill related to its hospital reporting unit in step two of its interim goodwill impairment evaluation. Increases or decreases in fair value and the resulting implied value of goodwill will be recorded when the evaluation is complete, and such changes could be material.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

Net cash provided by operating activities for the three and six months ended June 30, 2016 was $36.8 million and $61.2 million compared to $56.3 million and $22.7 million for the same periods in 2015.

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to exclude the impact of net income (loss) attributable to noncontrolling interests, expenses related to certain legal and settlement costs, impairment of long-lived assets and goodwill, and transaction costs related to the spin-off. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors and a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (b) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Thomas D. Miller, president and chief executive officer of Quorum Health Corporation, said, “Our first 100 days brought the visibility we needed to better support hospitals moving forward.  We are focused on identifying and developing the growth we need through physician recruiting and expanding services in our markets.  We have been very impressed with the local support from physicians and staff to make our hospitals vital within their communities.  The strategic review of our hospitals and other operations will be ongoing to identify additional opportunities for cost efficiencies.  We are committed to divesting underperforming assets and paying down our debt.  We have already received letters of intent on certain facilities, and we currently anticipate that some sales should be completed in the fourth quarter.  But I must stress that, despite any other activities, we will never lose our focus on quality.  Although our operating performance fell short of expectations for the quarter, we want to emphasize that our management team and local operators are pursuing initiatives to both reduce costs and increase our readiness for growth opportunities, including selected acquisitions.  We continue to believe that our continued operating discipline, coupled with strong and capable hospital and physician leadership, will unlock new opportunities as we execute on our vision of improving health in every community we serve.”

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide general hospital healthcare and other outpatient services in its markets across the United States. As of June 30, 2016, the Company owned or leased 38 hospitals, licensed for 3,579 beds in 16 states. The Company also provides additional outpatient services at urgent care centers, imaging centers and surgery centers. Furthermore, through QHR, the Company provides management advisory and consulting services to non-affiliated general acute care hospitals located throughout the United States.  Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.”  More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Thursday, August 11, 2016, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the three and six months ended June 30, 2016.  Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.quorumhealth.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately thirty days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.quorumhealth.com.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s financial outlook for the year ending December 31, 2016.  These projections update selected guidance issued on May 11, 2016, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2016 guidance should be considered in conjunction with the assumptions included herein. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The Company expects net operating revenues for the year ending December 31, 2016 to range from $2.15 billion to $2.20 billion and expects Adjusted EBITDA for the year ending December 31, 2016 to range from $175 million to $200 million. Adjusted EBITDA includes an estimate of approximately $10 million for non-cash stock-based compensation expense, a portion of which was allocated from CHS prior to the spin-off on April 29, 2016, and includes the impact of estimated incremental expenses associated with being an independent, public company following the completion of the spin-off. The guidance does not give effect to any potential hospital divestitures or acquisitions by the Company subsequent to the spin-off.

A reconciliation of the Company’s projected 2016 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure is omitted from this release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort that would be necessary to prepare a forward-looking statement of cash flows prepared in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

QUORUM HEALTH CORPORATION

FINANCIAL HIGHLIGHTS

(Unaudited)

(In Thousands, Except Per Share Amounts and Shares)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net operating revenues	$529,737	$538,352	$1,079,288	$1,085,969
Income (loss) from operations	(259,255)	27,484	(238,164)	61,815
Net income (loss) attributable to Quorum Health Corporation	(245,061)	1,430	(250,063)	7,629
Basic and diluted earnings (loss) per common share attributable to Quorum Health Corporation stockholders	$(8.63)	$0.05	$(8.80)	$0.27
Basic and diluted weighted-average number of common shares outstanding (a)	28,412,720	28,412,054	28,412,389	28,412,054

Net cash provided by operating activities	$36,796	$56,346	$61,193	$22,696
Adjusted EBITDA (b)	29,232	59,625	85,456	125,654

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In Thousands, Except Per Share Amounts and Shares)

	Three Months Ended June 30,
	2016		2015
		% of		% of
	Amount	Revenues	Amount	Revenues

Operating revenues, net of contractual allowances and discounts	$598,163		$608,636
Provision for bad debts	68,426		70,284
Net operating revenues	529,737	100.0%	538,352	100.0%
Operating costs and expenses:
Salaries and benefits	264,886	50.0%	253,812	47.1%
Supplies	64,136	12.1%	61,663	11.5%
Other operating expenses	163,185	30.8%	158,811	29.5%
Depreciation and amortization	31,463	5.9%	32,141	6.0%
Rent	12,545	2.4%	12,065	2.2%
Electronic health records incentives earned	(4,247)	-0.8%	(7,624)	-1.4%
Legal and settlement costs	5,447	1.0%	-	0.0%
Impairment of long-lived assets and goodwill	250,400	47.3%	-	0.0%
Transaction costs related to the spin-off	1,177	0.2%	-	0.0%
Total operating costs and expenses	788,992	148.9%	510,868	94.9%
Income (loss) from operations	(259,255)	-48.9%	27,484	5.1%
Interest expense, net	29,276	5.6%	23,828	4.4%
Income (loss) before income taxes	(288,531)	-54.5%	3,656	0.7%
Provision for (benefit from) income taxes	(44,565)	-8.4%	1,451	0.3%
Net income (loss)	(243,966)	-46.1%	2,205	0.4%
Less: Net income attributable to noncontrolling interests	1,095	0.2%	775	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(245,061)	-46.3%	$1,430	0.3%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted	$(8.63)		$0.05
Weighted-average common shares outstanding:
Basic and diluted	28,412,720		28,412,054

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In Thousands, Except Per Share Amounts and Shares)

	Six Months Ended June 30,
	2016		2015
		% of		% of
	Amount	Revenues	Amount	Revenues

Operating revenues, net of contractual allowances and discounts	$1,212,647		$1,215,108
Provision for bad debts	133,359		129,139
Net operating revenues	1,079,288	100.0%	1,085,969	100.0%
Operating costs and expenses:
Salaries and benefits	521,748	48.3%	513,878	47.3%
Supplies	127,797	11.8%	126,215	11.6%
Other operating expenses	327,648	30.5%	311,051	28.6%
Depreciation and amortization	62,620	5.8%	63,839	5.9%
Rent	25,094	2.3%	24,502	2.3%
Electronic health records incentives earned	(8,455)	-0.8%	(15,331)	-1.4%
Legal and settlement costs	5,688	0.5%	-	0.0%
Impairment of long-lived assets and goodwill	250,400	23.2%	-	0.0%
Transaction costs related to the spin-off	4,912	0.5%	-	0.0%
Total operating costs and expenses	1,317,452	122.1%	1,024,154	94.3%
Income (loss) from operations	(238,164)	-22.1%	61,815	5.7%
Interest expense, net	56,728	5.2%	49,630	-4.6%
Income (loss) before income taxes	(294,892)	-27.3%	12,185	1.1%
Provision for (benefit from) income taxes	(46,239)	-4.3%	4,156	0.4%
Net income (loss)	(248,653)	-23.0%	8,029	0.7%
Less: Net income attributable to noncontrolling interests	1,410	0.2%	400	0.0%
Net income (loss) attributable to Quorum Health Corporation	$(250,063)	-23.2%	$7,629	0.7%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted	$(8.80)		$0.27
Weighted-average common shares outstanding:
Basic and diluted	28,412,389		28,412,054

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

QUORUM HEALTH CORPORATION

CONSOLIDATED AND COMBINED SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended June 30,
	2016	2015	Variance	% Variance

Number of licensed beds at end of period (c)	3,579	3,592	(13)	-0.4%
Admissions (d)	23,618	24,442	(824)	-3.4%
Adjusted Admissions (e)	58,942	60,444	(1,502)	-2.5%
Patient days during period (f)	94,899	96,847	(1,948)	-2.0%
Average length of stay (days) (g)	4.0	4.0
Medicare case mix index (h)	1.38	1.35	0.03	2.2%

	Six Months Ended June 30,
	2016	2015	Variance	% Variance

Number of licensed beds at end of period (c)	3,579	3,592	(13)	-0.4%
Admissions (d)	48,610	49,990	(1,380)	-2.8%
Adjusted Admissions (e)	118,746	119,760	(1,014)	-0.8%
Patient days during period (f)	195,600	201,357	(5,757)	-2.9%
Average length of stay (days) (g)	4.0	4.0
Medicare case mix index (h)	1.37	1.35	0.02	1.5%

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(Unaudited)

(In Thousands, Except Par Value per Share and Shares)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$55,145	$1,106
Patient accounts receivable, net of allowance for doubtful accounts of $337,253 and $346,507 at June 30, 2016 and December 31, 2015, respectively	394,120	390,890
Inventories	57,059	60,542
Prepaid expenses	23,306	16,030
Due from third-party payors	116,765	110,806
Current assets of hospitals held for sale	7,918	—
Other current assets	49,506	59,011
Total current assets	703,819	638,385
Property and equipment, at cost	1,549,751	1,603,653
Less: Accumulated depreciation and amortization	(732,719)	(723,404)
Total property and equipment, net	817,032	880,249
Goodwill	336,790	541,704
Intangible assets, net	109,444	129,250
Long-term assets of hospitals held for sale	21,225	—
Other long-term assets	114,049	105,268
Total assets	$2,102,359	$2,294,856
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$16,271	$7,915
Accounts payable	148,627	138,483
Accrued liabilities:
Accrued salaries and benefits	105,737	82,620
Accrued interest	19,283	—
Due to third-party payors	41,214	30,103
Current liabilities of hospitals held for sale	2,256	—
Other current liabilities	48,129	45,255
Total current liabilities	381,517	304,376
Long-term debt	1,236,659	15,500
Due to Parent, net	—	1,800,908
Deferred income tax liabilities, net	55,297	41,030
Other long-term liabilities	126,875	108,141
Total liabilities	1,800,348	2,269,955
Redeemable noncontrolling interests	8,360	8,958
Equity:
Quorum Health Corporation stockholders' equity:
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued at June 30, 2016	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized, 29,489,247 shares issued and outstanding at June 30, 2016	3	—
Additional paid-in capital	520,336	—
Accumulated other comprehensive loss	(3,810)	—
Accumulated deficit	(234,951)	—
Total Quorum Health Corporation stockholders' equity	281,578	—
Parent's equity	—	3,184
Nonredeemable noncontrolling interests	12,073	12,759
Total equity	293,651	15,943
Total liabilities and equity	$2,102,359	$2,294,856

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

QUORUM HEALTH CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income (loss)	$(243,966)	$2,205	$(248,653)	$8,029
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,463	32,141	62,620	63,839
Non-cash interest expense	729	-	729	-
Benefit from deferred income taxes	(47,451)	-	(47,451)	-
Stock-based compensation expense	1,897	-	1,897	-
Impairment of long-lived assets and goodwill	250,400	-	250,400	-
Non-cash changes in self-insurance reserves	5,418	-	5,418	-
Other non-cash income, net	(33)	(1,137)	(587)	(1,508)
Changes in operating assets and liabilities, net of acquisitions:
Patient accounts receivable, net	4,911	17,642	(7,211)	16,830
Due to and due from third-party payors, net	(4,745)	17,218	5,355	1,748
Inventories, prepaid expenses and other current assets	5,103	4,127	2,277	7,585
Accounts payable and accrued liabilities	33,234	(16,073)	36,074	(73,902)
Long-term assets and liabilities, net	(164)	223	325	75
Net cash provided by operating activities	36,796	56,346	61,193	22,696

Cash flows from investing activities:
Capital expenditures for property and equipment	(20,367)	(10,471)	(33,207)	(20,410)
Capital expenditures for software	(1,278)	(1,664)	(3,804)	(2,661)
Acquisitions, net of cash acquired	-	(2,012)	-	(2,012)
Proceeds from sales of property and equipment	-	2,917	858	3,017
Other investing activities	492	(1,867)	544	(3,292)
Net cash used in investing activities	(21,153)	(13,097)	(35,609)	(25,358)

Cash flows from financing activities:
Borrowings of long-term debt	1,255,500	75	1,255,520	135
Repayments of long-term debt	(3,188)	(340)	(4,277)	(736)
Increase (decrease) in Due to Parent, net	31,669	(42,939)	25,183	9,261
Increase (decrease) in receivables facility, net	-	(2,854)	-	(5,187)
Payments of debt issuance costs	(28,003)	-	(28,003)	-
Cash paid to Parent in spin-off transaction	(1,217,336)	-	(1,217,336)	-
Cancellation of restricted stock awards for payroll tax withholdings on vesting shares	27	-	27	-
Cash distributions to noncontrolling investors	(163)	(1,292)	(2,647)	(1,422)
Purchases of shares from noncontrolling investors	-	(722)	(12)	(722)
Net cash provided by (used in) financing activities	38,506	(48,072)	28,455	1,329

Net change in cash and cash equivalents	54,149	(4,823)	54,039	(1,333)
Cash and cash equivalents at beginning of period	996	6,049	1,106	2,559
Cash and cash equivalents at end of period	$55,145	$1,226	$55,145	$1,226

Supplemental cash flow information:
Interest payments, net	$8,894	$23,828	$36,347	$49,630
Income tax payments, net of refunds (after spin-off transaction)	34	-	34	-

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

FOOTNOTES TO FINANCIAL HIGHLIGHTS, FINANCIAL STATEMENTS

AND SELECTED OPERATING DATA

(a)

For comparative purposes, the Company used 28,412,054 shares as the weighted-average shares to calculate basic and diluted EPS for periods prior to the Spin-off Transaction. This number of shares represents the number of shares issued on the Spin-off Transaction date.  Due to the net loss attributable to Quorum Health Corporation in the three and six months ended June 30, 2016, no incremental shares are included in diluted earnings per share for these periods because the effect of the 460,661 dilutive shares would be anti-dilutive.

(b)

EBITDA is a non-GAAP financial measure which consists of net income attributable to Quorum Health Corporation before interest, income taxes, depreciation and amortization.  Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to exclude the impact of net income (loss) attributable to noncontrolling interests, expenses related to certain legal settlements and related costs, impairment of long-lived assets and goodwill, and transaction costs related to the spin-off. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this press release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP.  The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities, the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s condensed consolidated and combined financial statements for the respective periods (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income (loss)	(243,966)	2,205	(248,653)	8,029
Interest expense, net	29,276	23,828	56,728	49,630
Provision (benefit) for income taxes	(44,565)	1,451	(46,239)	4,156
Depreciation and amortization	31,463	32,141	62,620	63,839
EBITDA	(227,792)	59,625	(175,544)	125,654
Legal and settlement costs	5,447	-	5,688	-
Impairment of long-lived assets and goodwill	250,400	-	250,400	-
Transaction costs related to spin-off	1,177	-	4,912	-
Adjusted EBITDA	$29,232	$59,625	$85,456	$125,654

Adjusted EBITDA:	$29,232	$59,625	$85,456	$125,654
Stock-based compensation expense (i)	1,897	-	1,897	-
Non-cash changes in insurance reserves for claims (j)	5,418	-	5,418	-
Other non-cash income, net	(33)	(1,137)	(587)	(1,508)
Interest settled in Due to Parent, net	(9,264)	(23,828)	(36,716)	(49,630)
Income taxes settled in Due to Parent, net	(2,886)	(1,451)	(1,212)	(4,156)
Accrued interest expense on term loan facility and senior notes	(19,283)	-	(19,283)	-
Legal and settlement costs	(5,447)	-	(5,688)	-
Transaction costs related to the spin-off	(1,177)	-	(4,912)	-
Changes in operating assets and liabilities, net of acquisitions	38,339	23,137	36,820	(47,664)
Net cash provided by operating activities	$36,796	$56,346	$61,193	$22,696

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QHC Announces Second Quarter 2016 Results

August 10, 2016

(c)	Licensed beds are the number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(d)	Admissions represent the number of patients admitted for inpatient services.

(e)	Adjusted Admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(f)	A patient day represents the total count of admitted inpatients as of midnight.
(g)	Average length of stay in days is calculated by dividing the number of patient days, as defined above, by the number of Admissions in the period.
(h)

Medicare case mix index is a relative value assigned to a diagnosis-related group of inpatients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(i)

Following the Spin-off Transaction, the Company began recording stock-based compensation expense related to the vesting of QHC restricted stock awards issued to QHC employees on the Spin-off Transaction date, CHS restricted stock awards held by QHC employees and QHC restricted stock awards granted by the Company on May 3, 2016.  Prior to the Spin-off Transaction, an estimated portion of CHS’ stock compensation expense was allocated to QHC through the corporate management fee from CHS, and was not included as a non-cash add-back to net cash provided by operating activities.  The estimated costs included in corporate management fees charged by CHS were $0.6 million and $1.9 million for the three months ended June 30, 2016 and 2015, respectively, and $2.3 million and $3.8 million for the six months ended June 30, 2016 and 2015, respectively.

(j)

Prior to the Spin-off Transaction, CHS provided professional and general liability insurance and workers’ compensation insurance to QHC and indemnified QHC from losses under these insurance arrangements related to its hospital operations business. The liabilities for claims related to QHC’s hospital operations business were determined based on an actuarial study of QHC’s operations and historical claims experience at its hospitals.  Corresponding receivables from CHS were established to reflect the indemnification by CHS for each of these liabilities for claims that related to events and circumstances that occurred prior to the Spin-off Transaction date.

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QHC Announces Second Quarter 2016 Results

August 10, 2016

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•	implementation, effect of and changes to adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;
•

the extent to which states support increases, decreases or other changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the success and long-term viability of health insurance exchanges, which may be impacted by whether a sufficient number of payors participate;
•	risks associated with our substantial indebtedness, leverage and debt service obligations;
•	demographic changes;
•	changes in, or the failure to comply with, governmental regulations;
•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;
•

the ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;
•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•	changes in inpatient or outpatient Medicare and Medicaid payment levels;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•

increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10 and decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;
•	the ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

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QHC Announces Second Quarter 2016 Results

August 10, 2016

•

increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;
•	competition;
•	the Company’s ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	trends toward treatment of patients in less acute or specialty healthcare settings, including surgery centers or specialty hospitals;
•	changes in medical or other technology;
•	changes in U.S. generally accepted accounting principles (“U.S. GAAP”);
•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;
•

the ability to successfully make acquisitions or complete divestitures and the timing thereof, the ability to complete any such acquisitions or divestitures on desired terms or at all, and the ability to realize the intended benefits from any such acquisitions or divestitures;

•	the ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;
•	the impact of seasonal severe weather conditions;
•	the ability to obtain adequate levels of general and professional liability insurance;
•	timeliness of reimbursement payments received under government programs;
•	effects related to outbreaks of infectious diseases;
•	the impact of external, criminal cyber-attacks or security breaches;
•

the anticipated and unanticipated effects that the completion of the Spin-off Transaction on April 29, 2016 had on the Company’s business and the ability to achieve the anticipated benefits of the spin-off;

•	the ability to manage effectively arrangements with third-party vendors for key non-clinical business functions and services;
•	the ability to maintain certain accreditations at the Company’s existing facilities and any future facilities that it may acquire;
•

the impact of certain outsourcing functions, and the ability of CHS, as provider of the Company’s billing and collections services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•	an increase in costs associated with the increase in the number of employed physicians; and
•	the risk factors included in Part II, Item 1A of this quarterly report on Form 10-Q and those included in the Company’s other public filings with the Securities and Exchange Commission.

Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control.  Accordingly, the Company cannot give any assurance that its expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing.  The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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